UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

Sienna Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38155	27-3364627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30699 Russell Ranch Road, Suite 140

Westlake Village, CA 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 629-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	SNNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01	Other Events.

The information set forth under Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.01.

Item 8.01	Other Events.

On December 10, 2019, the United States Bankruptcy Court for the District of Delaware entered an order approving the sale of the assets of Sienna Biopharmaceuticals, Inc. (the “Company”) related to SNA-001, including all of the Company’s intellectual property related thereto (the “Sale Order”), for an aggregate purchase price of $1,700,000 in cash, pursuant to an auction process under Chapter 11 of Title 11 of the United States Code. The Company did not receive bids for any of its other assets.

Following such approval, on December 10, 2019, the Company notified the Nasdaq Hearings Panel (the “Panel”) of the Nasdaq Stock Market (“Nasdaq”) of the Company’s withdrawal from the Panel’s hearing process, and requested that Nasdaq delist the Company’s common stock from Nasdaq, effective as of December 13, 2019. The Company anticipates that the Chapter 11 process will be converted to a Chapter 7 proceeding.

The foregoing description is a summary of the Sale Order and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Sale Order notice, a copy of which is available at a website administered by the Company’s claims agent, Epiq, at http://dm.epiq11.com/Sienna. For additional information related to the Company’s bankruptcy process, please see the foregoing website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENNA BIOPHARMACEUTICALS, INC.

Date: December 10, 2019	By:	/s/ Timothy K. Andrews
Timothy K. Andrews
General Counsel and Secretary